UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Last Event Report): October 2, 2007

ELANDIA INTERNATIONAL INC.

(Exact name of registrant as specified in its charter)

Delaware	000-51805	71-0861848
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

1500 Cordova Road

Suite 312

Fort Lauderdale, FL 33316

(Address of principal executive offices) (Zip Code)

(954) 728-9090

(Registrant’s telephone number, including area code)

Elandia, Inc.

(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry of a Material Definitive Agreement.

Loan to Desca Holding, LLC

Effective October 2, 2007, Elandia International Inc., formerly known as Elandia, Inc., a Delaware corporation (“Elandia”), entered into a Credit Agreement (the “Elandia Credit Agreement”) with Desca Holding, LLC, a Delaware limited liability company (“Desca”), pursuant to which Elandia loaned to Desca the principal sum of $5,000,000. The loan is evidenced by a Secured Promissory Note (the “Desca Note”) that bears interest at an annual rate of 10% and has a maturity date, subject to earlier payment under certain circumstances, of no later than June 30, 2008. The loan is secured by substantially all of the assets of Desca, as well as the pledge by Desca of all shares of the capital stock of Desca, Corp., a Florida corporation, held by Desca, representing a 90% interest in such corporation, as more particularly described in a Pledge and Security Agreement (the “Desca Pledge and Security Agreement”) entered into simultaneously with the Elandia Credit Agreement and the Desca Note. In addition, the loan is secured by the pledge of 100% of the membership interests and other rights, title and interests in Desca currently held by Jorge Enrique Alvarado Amado (“Alvarado”), as more particularly described in a Pledge and Security Agreement (the “Alvarado Pledge and Security Agreement”). Lastly, the loan is secured by the personal guaranty of Alvarado of all of the obligations of Desca to Elandia under the terms of the Elandia Credit Agreement and all other documents executed in connection with or related to the loan, as more particularly described in the Guaranty entered into simultaneously with the Elandia Credit Agreement and Desca Note (the “Guaranty”).

The proceeds of the loan to Desca are to be used solely for the following purposes: (i) to pay off a loan by and between Desca, Corp. and Regions Bank in the approximate amount of $250,000; (ii) to pay deposits, issue standby letters of credit and make any other ordinary course of business payments necessary to satisfy Desca’s customer purchase orders; and (iii) for working capital purposes.

The foregoing is merely a summary of the terms and conditions of the loan transactions described above and does not purport to be a complete discussion of the documents executed. Accordingly, the foregoing is qualified in its entirety by reference to the full text of the Elandia Credit Agreement, the Desca Note, the Desca Pledge and Security Agreement, the Alvarado Pledge and Security Agreement and the Guaranty attached as Exhibits 10.1, 10.2, 10.3, 10.4 and 10.5, respectively, to this Current Report and incorporated by this reference.

Investment in Bella Durmiente, LLC

As of October 2, 2007, Elandia, Desca, Bella Durmiente, LLC, a Delaware limited liability company (“Bella”), and Alvarado have executed a Preferred Unit Purchase Agreement (“Unit Purchase Agreement”), pursuant to which Elandia will purchase Series A Convertible Preferred Units of Bella (“Series A Preferred Units”) for an aggregate purchase price of $26 million, which units will represent 70% of the issued and outstanding membership interests of Bella. Bella is a newly formed entity created for purposes of the Unit Purchase Agreement transaction. Unless converted earlier by Elandia, each Series A Preferred Unit will convert into one common unit on the third anniversary of the closing of the Unit Purchase Agreement pursuant to the terms of a Limited Liability Company Agreement to be executed by the parties at the closing of the Unit Purchase Agreement. Upon the closing of the Unit Purchase Agreement, Alvarado will contribute all of his membership interests in Desca to Bella and, as a result, Bella will own all of the outstanding membership interests of Desca.

The closing of the Unit Purchase Agreement is subject to, among other things, completion of a financing for the transaction pursuant to a preferred stock purchase agreement expected from Stanford (the “Stanford Financing”), receipt of a fairness opinion by the Board of Directors of Elandia concerning the terms of the Stanford Financing, the satisfaction of the FCPA Form 8-K Closing Condition (as defined below), and obtaining various third party consents to the transactions contemplated thereby.

As disclosed in Elandia’s Current Report on Form 8-K/A filed with the Securities and Exchange Commission (“SEC”) on September 14, 2007, as a part of Elandia’s acquisition and integration of Latin Node, Inc. (“Latin Node”), Elandia engaged in a review of Latin Node’s internal controls and legal compliance procedures within its finance and accounting departments. Certain past payments to consultants in Central America were identified as having been made in the absence of adequate records and controls for a U.S. public company. Elandia has initiated an investigation to determine whether any indirect payments by consultants used by Latin Node prior to its acquisition by Elandia were made in violation of the Foreign Corrupt Practices Act (the “FCPA Matter”).

As a condition precedent to the closing of the Unit Purchase Agreement, Elandia must conclude this investigation and shall have disclosed the conclusion and final outcome of the investigation in a Current Report on Form 8-K filed with the SEC. In addition, Bella shall have determined, in its reasonable discretion, that Elandia’s Form 8-K disclosure regarding the FCPA Matter does not result in any material adverse effect on Elandia on a consolidated basis (the “FCPA Form 8-K Closing Condition”).

The foregoing is merely a summary of the terms and conditions of the Unit Purchase Agreement transaction described above and does not purport to be a complete discussion of the documents executed. Accordingly, the foregoing is qualified in its entirety by reference to the full text of the Unit Purchase Agreement attached as Exhibit 10.6 to this Current Report and incorporated by this reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Effective October 2, 2007, Stanford International Bank Ltd., our principal stockholder (“Stanford”), entered into a Credit Agreement (the “Stanford Credit Agreement”) with Elandia, pursuant to which Stanford loaned to Elandia the principal sum of $5,500,000. The loan is evidenced by a Secured Promissory Note (the “Elandia Note”) that bears interest at an annual rate of 10% and has a maturity date, subject to earlier payment under certain circumstances, of no later than June 30, 2008. The loan is secured by the assignment by Elandia to Stanford of all of its right, title, and interest under the documents evidencing the loan to Desca referred to in Item 1.01 above, as more particularly described in a Collateral Assignment Agreement entered into simultaneously with the Stanford Credit Agreement and the Elandia Note (the “Collateral Assignment Agreement”).

The proceeds of the loan to Elandia are to be used solely for the following purposes: (i) $5,000,000 to be used by Elandia to make the loan to Desca; and (ii) the balance to pay certain expenses.

The foregoing is merely a summary of the terms and conditions of the loan from Stanford and does not purport to be a complete discussion of the documents executed. Accordingly, the foregoing is qualified in its entirety by reference to the full text of the Stanford Credit Agreement, the Elandia Note and the Collateral Assignment Agreement attached as Exhibits 10.7, 10.8 and 10.9, respectively, to this Current Report and incorporated by this reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

10.1	Credit Agreement, dated October 2, 2007, by and between Desca and Elandia.

10.2	Secured Promissory Note, dated October 2, 2007, issued by Desca in favor of Elandia.

10.3	Borrower Pledge and Security Agreement, dated October 2, 2007, by and between Desca and Elandia.

10.4	Alvarado Pledge and Security Agreement, dated October 2, 2007, by and between Alvarado and Elandia.

10.5	Guaranty of Alvarado, dated October 2, 2007.

10.6	Preferred Unit Purchase Agreement, dated October 2, 2007, by and among Elandia, Desca, Bella and Alvarado.

10.7	Credit Agreement, dated October 2, 2007, by and between Elandia and Stanford.

10.8	Secured Promissory Note, dated October 2, 2007, issued by Elandia in favor of Stanford.

10.9	Collateral Assignment Agreement dated October 2, 2007, by and between Elandia and Stanford.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ELANDIA INTERNATIONAL INC.

Dated: October 9, 2007	By:	/s/ Harley L. Rollins
Harley L. Rollins
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Exhibit Name
10.1	Credit Agreement, dated October 2, 2007, by and between Desca and Elandia.

10.2	Secured Promissory Note, dated October 2, 2007, issued by Desca in favor of Elandia.

10.3	Borrower Pledge and Security Agreement, dated October 2, 2007, by and between Desca and Elandia.

10.4	Alvarado Pledge and Security Agreement, dated October 2, 2007, by and between Alvarado and Elandia.

10.5	Guaranty of Alvarado, dated October 2, 2007.

10.6	Preferred Unit Purchase Agreement, dated October 2, 2007, by and among Elandia, Desca, Bella and Alvarado.

10.7	Credit Agreement, dated October 2, 2007, by and between Elandia and Stanford.

10.8	Secured Promissory Note, dated October 2, 2007, issued by Elandia in favor of Stanford.

10.9	Collateral Assignment Agreement dated October 2, 2007, by and between Elandia and Stanford.